As filed with the Securities and Exchange Commission
                                on April 24, 2001
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       REGISTRATION STATEMENT ON FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               KRONOS INCORPORATED
               (Exact name of issuer as specified in its charter)

        Massachusetts                                     04-2640942
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                       Identification No.)






 297 Billerica Road, Chelmsford, Massachusetts     01824
 (Address of Principal Executive Offices)         (Zip Code)

                           1992 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                                  Paul A. Lacy
                               Kronos Incorporated
                               297 Billerica Road
                         Chelmsford, Massachusetts 01824
                     (Name and address of agent for service)

                                 (978) 250-9800
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                            Proposed   Proposed
Title of                    maximum    maximum
securities     Amount       offering   aggregate    Amount of
to be          to be        price      offering     registration
registered     registered   per share  price        fee
----------     ----------   ---------  ---------    --------------

Common Stock,   1,000,000   $30.44(1) $30,440,000(1) $7,610.00
$.01 par        shares
value
-------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on April 17, 2001 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933.


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                     Statement of Incorporation by Reference

         This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 33-49430, relating to the Registrant's 1992 Equity Incentive Plan and certain other plans of the Registrant.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chelmsford, Commonwealth of Massachusetts on the 24th day of April, 2001.


                                                KRONOS INCORPORATED


                                                By:/s/ Mark S. Ain
                                                Mark S. Ain
                                                Chief Executive Officer


         Each person whose signature appears below constitutes and appoints Mark
S. Ain, Paul A. Lacy and Alyce Moore, and each of them singly, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by Kronos Incorporated, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.



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         Pursuant to the requirements of the Securities Act, this Registration
Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                       Title


/s/ Mark S.Ain                Chief Executive Officer         )
Mark S. Ain                   and Chairman of                 )
                              the Board (principal            )
                              executive officer)              )
                                                              )
/s/ Paul A. Lacy              Vice President,                 )
Paul A. Lacy                  Finance and Administration      )
                              (principal financial            )
                              and accounting officer)         )April 24,2001
                                                              )
/s/ W. Patrick Decker         Director and President          )
W. Patrick Decker                                             )
                                                              )
/s/ Richard J. Dumler         Director                        )
Richard J. Dumler                                             )
                                                              )
/s/ D. Bradley McWilliams     Director                        )
D. Bradley McWilliams                                         )
                                                              )
/s/ Lawrence Portner          Director                        )
Lawrence Portner                                              )
                                                              )
/s/ Samuel Rubinovitz         Director                        )
Samuel Rubinovitz                                             )
                                                              )




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                                                   Exhibit Index







Exhibit
Number                 Description

   5                   Opinion of Hale and Dorr
  23.1                 Consent of Hale and Dorr (included in Exhibit 5)
  23.2                 Consent of Ernst & Young LLP


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